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                                   FORM 8 - A




                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------



                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




                              Carey Diversified LLC
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



               Delaware                                     13-3912578
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 (State of incorporation or organization)                  (I.R.S. Employer
                                                            Identification No.)

              50 Rockefeller Plaza, New York, NY 10020
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(Address of principal executive offices)                             (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:


              Title of each class         Name of each exchange on which
              to be so registered         each class is to be registered
              -------------------         ------------------------------

                 Listed Shares
                 No Par Value                     Pacific Exchange


Securities to be registered pursuant to Section 12(g) of the Act:



                                      None
--------------------------------------------------------------------------------
                                (Title of Class)


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Item 1.                 Description of Registrant's Securities
-------                 to be Registered
                        ---------------------------------

                        Listed Shares, No Par Value
                        ---------------------------

                        See the section entitled "Description of Shares and Subsidiary Partnership Units" in the Registrant's Registration Statement on Form S-4 filed with the Securities and Exchange Commission on October 15, 1997 (333-37901).

Item 2.                 Exhibits
-------                 --------

                        Not applicable.


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                                   SIGNATURES
                                   ----------

                        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                             CAREY DIVERSIFIED LLC

                                             By:    /s/ Gordon F. DuGan
                                                    -------------------
                                                     Gordon F. DuGan, President



October 21, 1999